Exhibit 10.38

THE THIRD SUPPLEMENTAL AGREEMENT TO ADVERTISING SPACE LEASE CONTRACT

Party A (The Lessor): Shenzhen Kezhi Technology Co., Ltd.

Business license number: 91440300MA5G10WT71

Party B (Lessee): Shenzhen Honghao Hulian Technology Co., Ltd.

Business license number: 91440300MA5GANXX8H

All terms used in this Agreement, unless otherwise stated, have the same definitions as those in the Advertising Space Lease Contract signed between A and B on September 25, 2020 (the “Original Agreement”).

Whereas:

I. Party A and Party B have entered into the Second Supplementary Agreement to the Original Agreement (hereinafter referred to as the “Second Supplementary Agreement”) on May 12, 2021.

II. Pursuant to the Original Agreement and the Supplementary Agreement II, the leasing fee paid by Party B to Party A in RMB four hundred and forty thousand four million three hundred and twenty thousand yuan (RMB¥444,320,000) as working capital support to Party B (hereinafter referred to as “Dedicated Fund”), and the term of use of the Dedicated Fund was six years.

III. Party A shall invest the Dedicated Fund in the operation of outdoor media, digital media and real estate advertising platform. Party A promises and guarantees that, through its own business and resources, it will generate no less than RMB¥96 million or equivalent asset value to Party B every year during the use term of the Dedicated Fund. That is, during the term of use, Party B shall generate an equivalent asset value of no less than RMB¥577.6 million. The asset value shall be assessed and determined by a legally qualified third-party asset appraisal company.

IV. Pursuant to the Second Supplemental Agreement, In order to return the Dedicated Fund and meet its commitments under Article 6 of the Second Supplemental Agreement, Party A promises that, through its own business, and its business cooperation with Nanjing Jinjiahu Culture Media Co., Ltd. (hereinafter referred to as the “Nanjing Jinjiahu”) and Guangzhou Hongtan Commercial Real Estate Investment Partnership (Limited Partnership) (hereinafter referred to as “Guangzhou Hongtan”), Nanjing Jinjiahu will generate at least RMB30 million yuan of equivalent asset value for Party B and Guangzhou Hongtan will generate at least RMB¥48 million of equivalent asset value for Party B every year. Party A will generate at least RMB¥18 million yuan equivalent asset value for Party B every year through its outdoor advertising business.

1. Party A shall mortgage its own Huanghuali Assets worth RMB¥475,630,000 to Party B as a guarantee to repay the Dedicated Funds principal and occupancy fee. See the Attachment for Huanghuali Valuation Report and Mortgage Agreement.

Therefore, Party A and Party B, by amicable agreement, have entered this Third Supplemental Agreement to the Original Agreement (the “Third Supplemental Agreement”) on May 16, 2021.

I. Party B agrees and confirms that Party A shall cancel the business cooperation with Nanjing Jinjiahu and Guangzhou Hongtan, and shall not provide the working capital support for Nanjing Jinjiahu and Guangzhou Hongtan, nor shall Party B use the Dedicated Funds for its outdoor advertising business.

II. Party B requires Party A to promise and return RMB¥444,320,000 in cash or equivalent asset value within two years, and the fund occupancy expense shall be calculated at five percent (5%) of the principal of the Dedicated Funds, totally RMB¥488,752,000. Party A shall return RMB¥30,410,000 in cash or equivalent asset value in the first year and RMB¥458,342,000 in cash or equivalent asset value in the second year. The asset value shall be subject to the appraisal report issued by a legally-qualified independent third-party appraisal company.

III. Party A cancels the mortgage guarantee of Huanghuali Asset valuing RMB¥475,630,000, and with the agreement of both parties. The return of Dedicated Funds and its occupancy expense is guaranteed by Shenzhen Qinghaihuai Construction Material Company, which guarantees that Party A is able to return RMB¥488,752,000 in cash or equivalent asset value. See Attachment for the guarantee agreement.

This Third Supplemental Agreement shall come into force upon being sealed by Party A and Party B and shall be binding upon both parties. This Third Supplemental Agreement shall form an integral part of the Original Contract after it comes into force. In case of conflict with the Original Contract and Second Supplementary Agreement, this Third Supplemental Agreement shall prevail.

Any dispute arising from the execution and performance of this Third Supplemental Agreement shall be settled by both parties in accordance with the dispute settlement method agreed in the original Contract.

IV. This Third Supplemental Agreement is made in duplicate, with Party A and Party B executing one copy each.

- The following is the sealed page of both parties without text –

Party A: Shenzhen Kezhi Technology Co., Ltd. (Seal)

Party B: Shenzhen Honghao Hulian Technology Co., Ltd. (Seal)

Date: May 16, 2021

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